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                                SECOND AMENDMENT


            SECOND AMENDMENT (this "Amendment"), dated as of February 12, 2002, effective as of December 31, 2001, among EARLE M. JORGENSEN HOLDING COMPANY, INC., a Delaware corporation ("Holding"), EARLE M. JORGENSEN COMPANY, a Delaware corporation (the "Borrower"), the financial institutions parties to the Credit Agreement referred to below (the "Lenders", and each, a "Lender"), and BT COMMERCIAL CORPORATION, as Agent (the "Agent"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                               W I T N E S S E T H

            WHEREAS, Holding, the Borrower, the Lenders and the Agent, are parties to the Amended and Restated Credit Agreement, dated as of March 24, 1998 (as amended, modified or supplemented to the date hereof, the "Credit Agreement");

            WHEREAS, subject to and on the terms and conditions set forth herein, the parties hereto wish to amend the Credit Agreement as provided below;

            NOW, THEREFORE, it is agreed:

I.    AMENDMENTS TO THE CREDIT AGREEMENT

      A. Section 8.10 of the Credit Agreement is hereby amended to provide that the Fixed Charge Coverage Ratio for the four consecutive fiscal quarter period ending on December 31, 2001 shall not be less than 0.75 to 1.

      B. Section 11.5 of the Credit Agreement is amended to change the Agent's notice address to 300 South Grand Avenue, 41st Floor, Los Angeles, California 90071, Attention: Keith J. Alexander and the Agent's facsimile number to 213-620-8394.

II.   MISCELLANEOUS PROVISIONS

      A. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that:

            1. no Default or Event of Default exists as of the Amendment Effective Date, after giving effect to this Amendment; and

            2. all of the representations and warranties contained in the Credit Agreement as amended hereby and the other Credit Documents are true and correct in all material respects as of the Amendment Effective Date, after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

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      B.    For purposes of the Credit Documents to which the Guarantor is a party, by its respective signature below, the Guarantor hereby consents and agrees to the entering into of this Amendment and acknowledges and affirms that each of the Guaranty and Collateral Documents (as amended, modified or supplemented prior to the date hereof) remains in full force and effect in accordance with its terms on the date hereof and after giving effect to this Amendment. Each Credit Party hereby acknowledges and affirms that each of the Collateral Documents (as amended, modified or supplemented prior to the date hereof) remains in full force and effect in accordance with its terms on the date hereof.

      C. This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Credit Agreement or any other Credit Document, or a waiver or amendment of Section
8.10 of the Credit Agreement for any other period.

      D. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

      E. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      F. This Amendment shall become effective on the date (the "Amendment Effective Date") when the Borrower, the Guarantor, the Agent and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at its office specified in paragraph B of
Section I above.

      G. From and after the Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

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            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

                                    EARLE M. JORGENSEN HOLDING
                                      COMPANY, INC.


                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________



                                    EARLE M. JORGENSEN COMPANY


                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________

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                                    BT COMMERCIAL CORPORATION,
                                      as Agent


                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________

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                                    SIGNATURE PATE TO SECOND AMENDMENT
                                    DATED AS OF FEBRUARY __, 2002, TO THE
                                    AMENDED AND RESTATED CREDIT AGREEMENT
                                    DATED AS OF MARCH 24, 1998, AMONG
                                    EARLE M. JORGENSEN HOLDING COMPANY,
                                    INC., A DELAWARE CORPORATION, EARLE M.
                                    JORGENSEN COMPANY, A DELAWARE
                                    CORPORATION, THE VARIOUS LENDERS PARTY
                                    THERETO FROM TIME TO TIME AND BT
                                    COMMERCIAL CORPORATION, AS AGENT


NAME OF INSTITUTION:                _______________________________


                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________